Exhibit 99.1

AudioEye Announces Leadership Evolution: David Moradi Assumes the Role of Executive Chairman and Chief Product Officer, and Kelly Georgevich Becomes Chief Executive Officer

TUCSON, Ariz. — May 4, 2026 — AudioEye, Inc. (Nasdaq: AEYE) (“AudioEye” or the “Company”), an industry-leading digital accessibility company, today announced that David Moradi will become the Company’s Executive Chairman of the Board and Chief Product Officer, and Kelly Georgevich will assume the role of Chief Executive Officer, effective immediately. The Board of Directors has also appointed Ms. Georgevich to the Company’s Board.

As Executive Chairman, David Moradi will help determine capital allocation, shape long-term strategy, and continue to provide support and guidance to management. David will also focus on AI initiatives to unlock growth in existing products and to potentially expand into additional markets to leverage the Company’s large customer base. David has served as Acting Chief Product Officer since the second half of 2023, during which AudioEye has undergone the most significant product improvement in its history.

“I first became aware of AudioEye over a decade ago, as an investor who later led a few rounds of capital investment in the Company. Back then, AudioEye had virtually zero revenue and limited technology. I believed in AudioEye’s mission to eliminate all barriers to digital accessibility, and I thought it could one day become a market leader in digital accessibility. This vision has been realized with over 127,000 customers, the most of anyone in the industry, and the leading solution in the market,” said David Moradi. “I’ve worked closely with Kelly for almost five years, which has been a period of strong revenue growth, advances in product, and improvements in profitability. Over her tenure as CFO, Kelly has demonstrated exceptional strength across both finance and operations and is ready to lead us on our next phase of growth. I’m excited to be able to focus on expanding AudioEye’s market further by utilizing AI to not only grow our market opportunity in accessibility but to expand into additional markets to leverage our large customer base.”

Jamil Tahir, Lead Independent Director of AudioEye’s Board, said, “David has completely transformed AudioEye from a fledgling software company into a market leader in digital accessibility. When David and I joined in 2019, AudioEye had low gross margins, highly negative operating margins, negative cash flow, and a product in need of improvement. Today, AudioEye’s revenues have nearly quadrupled, with adjusted EBITDA margins approaching 30% and an industry-leading product. Additionally, AudioEye has experienced sequential revenue growth for 41 straight quarters, a significant feat that we are unaware of any current public software company achieving. The Board of Directors has worked closely with Kelly for almost five years and has tremendous confidence in Kelly as she assumes the CEO role. We are also thrilled that David will remain actively involved, allowing for continued innovation in product as the Company continues to scale.”

“I’ve worked closely with David, our employees, and the Board of Directors for several years and have seen significant progress at AudioEye, including operational improvements across the Company, which are now reflected in our margin and cash flow profile,” said Kelly Georgevich. “I’m excited to lead our next phase of growth, operational rigor, and innovation. We look forward to reporting record results next week and continued operating leverage.”

AudioEye is now conducting a search for a Chief Financial Officer, while Kelly continues to serve as Chief Financial Officer.

About AudioEye

AudioEye exists to ensure the digital future we build is accessible. The gold standard for digital accessibility, AudioEye’s comprehensive solution combines industry-leading AI automation technology with expert fixes informed by the disability community. This powerful combination delivers industry-leading protection, ensuring businesses of all sizes - including over 127,000 customers such as Samsung, Lands' End, and Samsonite - meet and exceed compliance standards. With 26 US patents, AudioEye’s solution includes 24/7 accessibility monitoring, automated WCAG issue testing and fixes, expert testing, developer tools, and legal protection, empowering organizations to confidently create accessible digital experiences for all.

Forward-Looking Statements

All statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; sales channels and offerings; product development and technological changes; the acceptance of AudioEye’s products in the marketplace; the effectiveness of our integration efforts; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof.